Exhibit 2.6




                      IRREVOCABLE DIRECTION TO PAY

                            March 27, 2002




Chalk Media Corp. has agreed with SYD Enterprises Ltd. to purchase 3,300,000 shares of Chalk Media Corp. at a price of US$0.09122 per share for an aggregate purchase price of US$301,026.

SYD Enterprises Ltd. hereby irrevocably authorizes and directs Chalk Media Corp. to pay the said US$301,026 as follows:

                Sideware Systems Inc.                   US$201,026
                KPMG (Vancouver)                        US$100,000
                                                        ----------
                Total:                                  US$301,026
                                                        ==========



                                                 SYD Enterprises Ltd.
                                                 Per:

                                                 /s/ James Speros
                                                 ----------------------
                                                 James Speros, President